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                                                                   EXHIBIT 10.7

                                 LEASE AGREEMENT


       THIS LEASE AGREEMENT (this "Lease") is dated this 11th day of September, 1996, by and between SPECTRA-4, L.L.P, a Virginia limited liability partnership (hereinafter referred to as "Landlord"), and NETSTART, INC., a Delaware corporation qualified in Virginia (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

       WHEREAS, Landlord has entered into a certain Deed of Lease for the property known as 11495 Sunset Hills Road, Reston, Virginia; and

       WHEREAS, the Tenant desires to sublease the Premises (as defined in Article II herein) from the Landlord and the Landlord is willing to rent said space to the Tenant, upon the terms, conditions, covenants and agreements set forth herein;

       The parties hereto, intending to be legally bound, hereinafter covenant and agree as set forth below:

                                    ARTICLE I

                                   DEFINITIONS

       1.1 The terms defined herein shall have the following respective meanings for all purposes of this Lease:

           (a) The "Annual Base Rent" shall mean One Hundred Fourteen Thousand Two Hundred and Twelve and 50/100 Dollars ($114,212.50), which amount is subject to adjustment pursuant to Section 4.2 below.

           (b) The "Building" shall mean that building, containing the Premises, located at 11495 Sunset Hills Road, Reston, Virginia 22090, located in Fairfax County, Virginia and the land owned or leased by the Landlord upon which the building is located.

           (c) The "Expected Occupancy Date" shall be September 15, 1996.

           (d) The "Lease Commencement Date" shall mean the later of (i) the date of this Lease or (ii) the date of tender of possession to Tenant.

           (e) The "Period" shall mean a period of sixty (60) consecutive calendar months.

           (f) The "Premises" shall mean that premises known as Suite 210, located in the second (2nd) floor of the Building, containing approximately Nine Thousand One Hundred (9,100) rentable square feet.

           (g) The "Security Deposit" shall mean Nine Thousand Five Hundred and Seventeen and 78/100 Dollars ($9,517.78).

           (h) The "Tenant Address for Notices" shall mean 516 Herndon Parkway, Herndon, Virginia, prior to the Lease Commencement Date and 11495 Sunset Hills Road, Suite 210, Reston, Virginia 22090 after the Lease Commencement Date.

           (i) "Permitted Use" shall mean general office use only.

           (j) "Proportionate Share" shall mean 22.2% (being 9,100 square feet divided by 41,000 square feet).



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                                   ARTICLE II

                                    PREMISES

       2.1 Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, for the term and upon the terms and conditions, covenants and agreements herein provided, the Premises (as defined in Section 1.1(f)).

       2.2 The lease of the Premises includes the right, together with other tenants of the Building (as defined in Section 1.1(b)) and members of the public and subject to the rules and regulations promulgated by Landlord hereunder, to use the common and public areas of the Building and the non-exclusive right to use the surface parking spaces appurtenant to the Building, but includes no other rights not specifically set forth herein. The lease of the Premises does not include the right to use the roof of the Building. Landlord may, in its sole discretion, assign specific parking spaces. Tenant's employees shall not use any of the parking spaces designated for use by visitors only. Tenant is entitled to twenty-two (22) non-exclusive, unreserved parking spaces after the Lease Commencement Date and ten (10) exclusive reserved parking spaces, three (3) of which are located in the front parking lot and are currently designated "GTI"), and seven (7) of which are located in the rear parking lot.

       2.3 Landlord shall have the right, in its sole discretion, at all times, and from time to time throughout the Term, without incurring any liability to Tenant and without it constituting an eviction, to:

       a. CHANGE OF SIZE OR LAYOUT. Change the area, appearance, size, level, location, and/or arrangement of the Building or any part thereof, with the exception of the Premises (including, without limitation, common areas and the entrances to and exits from the common areas);

       b. BUILD NEW BUILDINGS AND STRUCTURES. Construct other structures, or improvements in the common areas and elsewhere in the Building, and make alterations and additions thereto, or rearrangements thereof, demolish parts thereof, build additional stories (and for such purposes to construct and erect columns and support facilities in any building), and construct additional buildings or facilities adjoining or proximate to the Building, provided that such changes shall not have a material adverse impact upon access to, or tenantability of, the Premises;

       c. EXPAND OR ALTER PARKING AREA. Expand, reduce, or alter the parking areas in any manner whatsoever including, without limitation, the construction of parking facilities;

       d. RELOCATE EXISTING BUILDINGS. Relocate or rearrange the various structures, parking areas, and other parts of the Building;

       e. ADD PIPES AND COLUMNS. Make changes and additions to the pipes, conduits, and ducts or other structural and nonstructural installations in the Premises where desirable to serve the common areas and other premises in the Building or to facilitate the expansion or alteration of the Building (including, without limitation, the construction and erection of columns and support facilities);

       f.  ADD ADDITIONAL LAND. Add additional real property to the Building;
and

       g. TEMPORARILY BLOCK COMMON AREAS. Temporarily obstruct or close off the common areas or any parts thereof for the purpose of maintenance.

       Changes pursuant to this Section 2.3 will not increase or decrease the Proportionate Share. Further, Tenant shall not be responsible for any additional Basic Operating Charges resulting

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from the new Building, additions to the Land, or additional floors in the
Building.

                                   ARTICLE III

                                      TERM

       3.1 The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on the Lease Commencement Date, as determined pursuant to Section
3.2 hereof, and shall continue thereafter for the Period (as defined in Section 1.1(e)), unless the Lease Term is renewed or terminated earlier in accordance with the provisions of this Lease.

       3.2 The Lease Commencement Date shall be the earlier of (i) the Lease Commencement Date, set forth in Section 1.1(d) hereof, or (ii) the date on which Tenant commences beneficial use of the Premises, whichever event occurs first. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Premises.

       3.3 If the Lease Commencement Date is other than the date set forth in
Section 1.1(d) hereof, promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate, which certificate shall set forth the Lease Commencement Date and the date upon which the initial term of this Lease will expire.

       3.4 If Landlord does not deliver possession of the Premises by the Expected Occupancy Date, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Premises to Tenant and this Lease shall not be rendered void or voidable as a result of such delay.

       3.5 For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive months, commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter, except that if the Lease Commencement Date is a day other than the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter.

                                   ARTICLE IV

                                    BASE RENT

       4.1 (a) During the Lease Term, Tenant shall pay to Landlord as annual base rent for the Premises, without setoff, deduction or demand, the Annual Base Rent (as defined in Section 1.1(a)), which amount is subject to adjustment from time to time as provided in Section 4.2 hereof. The Annual Base Rent shall be divided into twelve (12) equal monthly installments and such monthly installments shall be due and payable in advance, on the first day of each month during the Lease Year.

           (b) Concurrently with the execution of this Lease, Tenant shall pay to Landlord an amount equal to One (1) monthly installment of the Annual Base Rent payable during the first (1st) Lease Year, which amount shall be credited by Landlord toward the monthly installment of the Annual Base Rent payable for the first full calendar month falling within the Lease Term. If the Lease Commencement Date is a day other than the first day of the month, then the Annual Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Annual Base Rent payable during the first Lease Year, and Tenant shall



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pay such prorated installment of the Annual Base Rent in advance on the Lease
Commencement Date.

       4.2 Commencing on September 27, 1997, and on the first day of each and every Lease Year thereafter during the Lease Term, including any renewal term, the Annual Base Rent (and the monthly installments thereof) shall be adjusted (increased only) by adding to the Annual Base Rent a sum equal to the Annual Base Rent then in effect multiplied by three and one-half percent (3.5%). The Annual Base Rent as established by such adjustment shall continue in effect as the Annual Base Rent required to be paid hereunder until again adjusted as herein provided.

       4.3 All sums payable by Tenant under this Lease, whether or not stated to be the Annual Base Rent or additional rent, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, at the address to which notices to the Landlord are to be given or to such other party of or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall have become due and payable, such acceptance shall not excuse a delay upon subsequent occasions or constitute or be construed as a waiver of any of Landlord's rights hereunder.

       4.4 No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Annual Base Rent or additional Rent ("Rent") due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.

                                    ARTICLE V

                      REAL ESTATE TAXES AND OPERATING COSTS

       5.1 An integral part of Landlord's leasing program for the Building involves the requirement that tenants bear the administrative, operating and maintenance costs and expenses incurred each calendar year in the ownership and the operation of the Building.

       5.2 Basic Operating Charges.

           (a) As additional rent for the Premises, Tenant shall pay to the Landlord Tenant's Proportionate Share of the Basic Operating Charges (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year falling entirely or partly within the Lease Term in excess of Tenant's proportionate share of the Basic Operating Charges incurred by Landlord during the Base Year. Tenant's proportionate share shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of the Premises, and the denominator of which is the total number of square feet of area in the Building leased and occupied. For the purpose of this Lease, the Base Year is calendar year 19957.

           (b) The Basic Operating Charges shall mean the sum of the costs and expenses described in subsection (1) below, but shall not include the costs and expenses described in subsection (2) below.




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                    (1) Included costs and expenses:

                        (A) Gas, water, sewer and other utility charges (including surcharges) of every type and nature, but excluding electricity charges except as otherwise provided in subsection (1) (I) below.

                        (B) Premiums and other charges incurred by Landlord with respect to all insurance relating to the Building and the operation and maintenance thereof, including, without limitation, all risk of physical damage or fire and extended coverage insurance, public liability insurance, elevator insurance, workman's compensation insurance, boiler and machinery insurance, sprinkler leakage insurance, rent loss insurance, use and occupancy insurance and health, accident and group life insurance for employees.

                        (C) Reasonable management fees (consistent with the market rate for such fees in the Washington D.C. metropolitan area) and personnel costs of the Building, including, but not limited to salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other Building personnel.

                        (D) Costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, window, security services, if any, and management fees.

                        (E) All other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability.

                        (F) Any other costs and expenses incurred by Landlord in maintaining, repairing or operating the Building, including but not limited to costs of trash collection.

                        (G) The costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building.

                        (H) Real Estate Taxes (as hereinafter defined in
Section 5.2(c)).

                        (I) Charges for electricity consumed in the operation of the Building.

                        (J) Charges for janitorial and cleaning services and supplies furnished to the public and common areas of the Building, as reasonably estimated by Landlord.

                        (K) Reasonable reserves for replacements, repairs and contingencies.

                        (L) Assessments imposed by an association now or hereafter established to maintain common areas within the Building and the land, including assessments imposed to finance capital improvements in such common areas.

                        (M) Any County Business, Professional and Occupational License tax payable by the Landlord with respect to the Building.

                        (N) Auditing and accounting fees including accounting fees incurred in connection with the preparation of any and all statements required under this Lease.

                        (O) All miscellaneous taxes (including, without limitation, all sales and excise taxes on the




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expenditures enumerated in this Section 5.2) applicable to the Building and any taxes imposed on personal property in the building owned by Landlord.

                        (P) The cost of licenses, permits and similar fees and charges.

                    (2) Excluded costs and expenses:

                        (A) Principal or interest payments on any mortgages, deeds of trust, ground lease or other financing encumbrances.

                        (B) Leasing commissions payable by Landlord.

                        (C) Deductions for depreciation for the Building, except to the extent included in subsection (1) (F) above.

                        (D) Capital expenditures that are not deducted by Landlord in computing its Federal income tax liability, except to the extent included in subsections (1) (F) and (1) (L) above.

                        (E) The costs of special services or utilities separately charged to individual tenants of the Building.

           (c) As used above, the term "Real Estate Taxes" shall mean (1) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the land (2) any other present or future taxes or governmental charges that are imposed upon the Landlord, or assessed against the Building and/or the land which are in the nature of, or in substitution for, real estate taxes, including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building, and (3) costs (including attorney's fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes.

       5.3 If the average occupancy rate for the entire Building during any calendar year is less than ninety-seven percent (97%), then Basic Operating Charges for such calendar year shall be deemed to include all additional costs and expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-seven percent (97%).

       5.4 (a) Tenant shall make estimated monthly payments to Landlord on account of charges described in Section 5.2, that are expected to be incurred during each calendar year. The amount of such monthly payments shall be determined as follows. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimates of the amounts by which the charges in each such category of expenses that are expected to be incurred during such calendar year, and the computation of Tenant's proportionate share of each such anticipated expenses. Tenant shall pay to Landlord on the first day of each month following receipt of such statements during such calendar year, an amount equal to Tenant's proportionate share of the anticipated expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term. If, however, Landlord shall submit such statement for a calendar year subsequent to the commencement thereof, then: (1) until the first day of the month following the month in which such statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum which was payable by Tenant to Landlord under this

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Section for the last month of the preceding calendar year; (2) promptly after such statement is furnished to Tenant, or together therewith, Landlord shall give notice to Tenant stating whether the monthly installments previously made for such calendar year were greater or less than the monthly installments to be made for such calendar year in accordance with such statement, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof as additional rent due hereunder, (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against any subsequent payment(s) payable by Tenant under this Section (except upon the expiration of the Lease Term, in which case the overpayment shall be refunded within thirty (30) days of such determination), and (C) on the first day of the month following the month in which such statement is furnished to Tenant, and monthly thereafter through the remainder of such calendar year, Tenant shall pay to Landlord the appropriate amount based on such statement. Landlord may at any time or from time to time furnish to Tenant a revised statement for such calendar year, and in such case, Tenant's payments of anticipated expenses for such calendar year shall be adjusted in the same manner as is provided in the immediately preceding sentence.

           (b) Within approximately ninety (90) days after the expiration of each calendar year, Landlord shall submit to Tenant a statement showing (i) Tenant's proportionate share of the amounts by which the costs and expenses were actually incurred in each of the categories described in Section 5.2 during the preceding calendar year, and (ii) the aggregate amount of the estimated payments, if any, made by Tenant on account of each such category. If such statement indicates that the aggregate amount of such estimated payments, if any, for any such category exceeds Tenant's actual liability with respect to such category, Tenant shall deduct the net overpayment from its next estimated payment or payments pursuant to this Article V. If such statement indicates that Tenant's actual liability with respect to any such category exceeds the estimated payments, if any, made by Tenant for such category then Tenant shall pay to Landlord the amount of such excess as additional rent due hereunder.

       5.5 In the event the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, the expenses in the categories of charges described in Sections 5.2 to be paid by Tenant for such calendar year shall be apportioned by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

       5.6 All payments required to be made by Tenant pursuant to this Article V shall be paid without setoff, deduction or demand.

       5.7

           (a) Tenant may, upon thirty (30) days advance notice to Landlord, conduct, at Tenant's sole cost and expense, an audit of Landlord's Operating Charges charged to Tenant pursuant to this Lease. Tenant may conduct such audit no more than once per year. Tenant's right to audit Operating Charges for any calendar year shall expire after the date two (2) years from the last day of such calendar year.

           (b) Tenant shall, upon demand, reimburse Landlord for photocopying costs and any other cost or expense incurred in connection with such audit.

           (c) In the event that Tenant elects to audit Landlord's Operating Charges in accordance with this Section 5.7, such audit must be conducted by an independent certified public


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accounting firm that is not being compensated by Tenant on a contingency fee basis.


           (d) All of the information obtained through the Tenant's audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord and/or the Building as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by the Tenant and its officers, agents, and employees; and Tenant shall cause its auditor and any of its officers, agents, and employees to be similarly bound pursuant to Subsection (e) below.

           (e) As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed covenant from the auditor, in form satisfactory to Landlord, acknowledging that all of the information obtained in, and the results of such audit as well as any compromise, settlement, or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

           (f) Tenant understands and agrees that Subsections (d) and (e) above are of material importance to the Landlord and that any violation of the terms of these provisions shall result in immediate and irreparable harm to the Landlord.

           (g) Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents, or employees and/or the auditor violate the terms of this Section 5.7, including, without limitation, the right to terminate Tenant's right to audit in the future pursuant to this Section 5.7.

           (h) Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorney's fees suffered by or claimed against Landlord, based on whole or in part upon the breach of this Section 5.7 by Tenant and/or its auditor.

                                   ARTICLE VI

                                 USE OF PREMISES

       6.1 Tenant shall use and occupy the Premises solely for the Permitted Use set forth in Section 1.1(i), and for no other use or purpose without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Restaurant usage is specifically prohibited. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Premises concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein, including, without limitation, all obligations imposed by the Americans With Disabilities Act of 1990 with respect to the Premises. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy or use permit for the Premises, Tenant shall obtain such permit at Tenant's own expense and shall promptly deliver a copy thereof to



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Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record.

       6.2 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment or other personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

       6.3 Tenant will handle and store its trash and refuse in the most hygienic manner possible, to Landlord's full satisfaction.

       6.4 Tenant shall keep the Premises and all other parts of the Premises of which it is a part, free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and agrees to bond against or discharge any such lien (including, without limitation, any construction mechanic's or materialman's lien) within five (5) business days after notice thereof.

       6.5 Tenant shall not permit noise or odors in the Premises which are objected to by Landlord and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or odor, and failing of which Landlord may deem the same a material breach of this Lease. The usual and customary noise associated with Tenant's permitted use shall not be a violation of this Section 6.6 provided that (i) such noise is not excessive in Landlord's reasonable judgment, (ii) there is no interference with other tenants, and (iii) Tenant shall be responsible for strict compliance with all applicable laws, ordinances, and regulations. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, lodging rooms, or for any unlawful purposes. Tenant shall not install any radio or television or other similar device exterior to the Premises and shall not erect any aerial on the roof or exterior walls of the Building. Landlord may direct the use of all pest extermination contractors at the sole cost and expense of Tenant and at such intervals as Landlord shall determine. Tenant's failure to contract with the designated pest extermination contractor shall entitle Landlord to employ such contractor with respect to the Premises and Tenant shall reimburse Landlord for the cost thereof.

       6.6 In the event that Tenant fails, refuses or neglects to commence and complete repairs promptly and adequately, to remove any lien, to pay any lien, to pay any cost of expense, to reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant pursuant to this Lease, Landlord may, but shall not be required to, make or complete any such repairs, remove such lien (without inquiring into the validity thereof), pay such cost or perform such act or the like without prior notice to, but at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for all cost and expenses of Landlord thereby incurred within five (5) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant so to make repairs, to remove any lien, to pay any such cost or expense, or to so reimburse Landlord (in the case of reimbursement, within such ten-day period) shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as failure to pay any installment of rental. Landlord's rights and remedies pursuant to this Section 6.7 shall be in addition to any and all other rights and remedies provided under this Lease or at law.


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      6.7  Tenant shall not obstruct, encumber or use for any purpose other than ingress or egress to and from the demised Premises, the sidewalks in front of or abutting any part of the Premises, or the entrances, vestibules, stairways, or halls thereof and no business shall be conducted by Tenant anywhere outside the Premises without the prior written consent of Landlord.

      6.8 All merchandising, display and advertising shall be in strict compliance with the terms and provisions of any use or special use permit granted by the applicable jurisdiction for the Premises.

      6.9 No auction or fire or bankruptcy sale shall be conducted at the Premises, nor shall any special sale or promotion be carried on therein other than such as are incidental to the normal routine of Tenant's business with its regular clientele.

      6.10 Tenant agrees that it shall not at any time allow any of its employees, agents, licensees, contractors, patrons, or other invitees to loiter in any part of the common area.


                                   ARTICLE VII

                            ASSIGNMENT AND SUBLETTING

       7.1 Tenant understands and agrees that the strict limitation on assignability of this Lease is a material inducement for Landlord to enter into this Lease. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet, rent or permit anyone to occupy the Premises or any part thereof, or enter into a management agreement with another person or entity for the management of Tenant's business, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion except as provided in Section 7.7 hereof. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment, subletting or occupancy shall not be construed as a waiver or release of Tenant from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment, subletting or occupancy shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any assignee, subtenant or occupant of Tenant and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Landlord.

       7.2 If Tenant is a partnership, any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article VII. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed a voluntary assignment of this lease and subject to the provisions of Article VII. Any management agreement, or similar arrangement of any kind, by which operational control of the business is transferred to any person other than Tenant, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article VII. This Section 7.2 shall not apply to an initial public offering ("IPO") where the securities of Tenant sold to the public are registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

       7.3 If, at any time during the Lease Term, Tenant desires to transfer, assign or sublet all or part of the Premises, in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, the terms of the proposed assignment or subletting ("Proposed Sublease Commencement Date"), and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether or not any premium or other consideration is being paid for the proposed assignment or sublease.

       7.4 If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Landlord shall be paid one-half (1/2) of such excess or other premium applicable to the sublease, assignment or other transfer. Any such premium shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall, at Landlord's option, be effected on forms supplied or approved by Landlord.

       7.5 As this agreement with the Tenant is a material inducement to Landlord, in the event of an assignment of this Lease, or a sublet with respect to the proportionate area of the Premises which is subleased, except for an assignment or sublet permitted under Sections 7.7 or 7.8 hereof, Landlord may, as a condition of its approval, increase the Annual Base Rent in such manner as the Landlord shall determine. Further, all options and concessions, if any, are personal to Tenant and shall not inure to the benefit of any assignee.

       7.6 Tenant agrees to pay to Landlord as additional rent hereunder the reasonable costs (including reasonable attorney's fees) incurred by Landlord in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant.

       7.7 If Tenant wishes to assign or sublet, Tenant shall provide Landlord with (i) copies of all instruments of assignment and transaction documents between Tenant and the proposed assignee or subtenant, (ii) current financial statements of the proposed assignee or subtenant prepared by an independent Certified Public Accountant, (iii) copies of the most recent federal income tax return of the proposed assignee or subtenant, and (iv) such other information as Landlord may reasonably request. Landlord's consent shall then not be unreasonably withheld, provided that all of the following criteria are met:

           (i) No Default (hereinafter defined) exists and no event has occurred which, with notice and/or the passage of time, would constitute a Default if not cured within the time, including any applicable grace period, specified herein;

           (ii) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign this Lease or sublet any portion of the Premises;

           (iii) The proposed use of the Premises is permitted under the terms of this Lease and will not violate any other exclusive use agreement(s) affecting the Premises or the Building;

           (iv) The proposed assignee or subtenant (a) is of a type and quality consistent with the Building; (b) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease or the sublease as applicable; (c) is not a party by whom any suit or action could be defended on the grounds of sovereign immunity; (d) will not impose any additional material burden upon Landlord in the operation of the Building; and
(e) shall not intend to use the Premises for a "Prohibited Activity." A "Prohibited Activity," for purposes of this provision, shall include uses which will in Landlord's judgment(a) introduce undue amounts of public traffic in the Building (in excess of average traffic which Landlord reasonably believes is generated by other tenants of the Building); (b) place a strain on the existing plumbing, electrical and mechanical systems; or (c) generate unusually high densities of employees per square foot of rentable space including, without limitation, the following: electronic data processing, photographic, multilith or multigraph reproduction (except in connection with Tenant's own business), an employment agency, an executive search firm or a school or vocational training center. In no event shall certain governmental agencies (e.g., Veteran's Administration, Social Security, etc.) that administer in such offices on a daily basis the claims of members of the general public and, as a result, produce a very high volume of pedestrian traffic in office buildings in which they are located) be permitted as an assignee or subtenant;

           (v) The proposed assignee or subtenant (or its principals) (I) has not defaulted under any other lease, or (II) is not the subject of a judgment or the subject of any litigation which could, in Landlord's judgment, have a material adverse impact upon the finances or credit-worthiness of the proposed assignee or subtenant; and

           (vi) The proposed assignee or subtenant is not a tenant of the Building, or a prospective tenant who, within the six (6) months prior to Tenant's request, has negotiated with Landlord or its brokers or agents directly connected with leasing space in the Building about the possibility of leasing space in the Building.

       In the event of a request from Tenant pursuant to this Section 7.7 landlord shall respond within thirty (30) days of receipt of information and/or documents required to be provided by Tenant.

       7.8 Notwithstanding anything contained herein to the contrary, Tenant may assign this Lease without Landlord's consent to any parent or subsidiary entity, or to an affiliated entity (meaning an entity of which at least 50% of the equity is owned by the controlling shareholders or members of Tenant). In such event, Tenant shall promptly notify Landlord of such assignment, and, with such notification, provide a copy of the agreement or instruments of assignment. In addition, Tenant shall remain liable for all obligations of this Lease following such assignment and agrees to execute all documents to document the transaction accordingly.

                                  ARTICLE VIII

                             MAINTENANCE AND REPAIRS

       8.1 Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all required repairs thereto, shall suffer no waste or injury thereto, and shall, at the expiration or other termination of the Lease Term, surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. All bulbs, tubes and lighting fixtures for the Premises shall, at Landlord's option, be provided and installed by Landlord at Tenant's cost and expense.

       8.2 Tenant shall be solely responsible for maintenance and/or repairs to the sewer and drain lines in or about the Premises, and all sewer and drain lines feeding into or away from the Premises. Tenant shall be responsible for any and all damages or claims arising out of or connected with said sewer and drain lines, unless caused by Landlord.

       8.3 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises and to any other part of the building or the land caused by any act or omission of Tenant, or of any agent, employee, subtenant, assignee, contractor, client, guest, family member, licensee, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at Landlord's option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent due hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

                                   ARTICLE IX

                                   ALTERATIONS

       9.1 It is understood and agreed that Landlord is under no obligation to make any structural or other alterations, decorations, additions or improvements in or to the Premises except as specifically set forth in this Lease. Landlord shall use its reasonable best efforts to upgrade the public areas of the Building, provided that the scope and nature of such work shall be at Landlord's discretion.

       9.2 Tenant will not make or permit anyone to make any alterations, decorations, additions, improvements or other changes (hereinafter referred to collectively as "Alterations") structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord, which consent, in the case of cosmetic, non-structural alteration (including moving, adding, or deleting interior walls) that do not impact the Building's HVAC system, shall not be unreasonably withheld, but otherwise may be withheld in Landlord's sole and absolute discretion. When granting its consent, Landlord may impose any conditions it deems appropriate, including without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of specified insurance. All alterations permitted by Landlord pursuant to this Section 9.2 must conform to all laws, regulations and requirements of federal, state and county governments, and any other public or quasi-public authority having jurisdiction over the Premises. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises, the Building and the land from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations. If, notwithstanding the foregoing, any mechanics' or materialmen's lien is filed against the Premises, any equipment within the Premises, the building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanics' or materialmen's lien, Landlord may, at its option, discharge such lien without inquiry into the validity thereof and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent due hereunder, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any mechanics' or materialmen's liens which may be filed in connection therewith.

       9.3 Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

       9.4 Tenant shall indemnify and hold Landlord harmless from and against any and a11 expenses, liens, claims, liabilities and damages (including, without limitation, attorneys' fees) based on or arising, directly or indirectly, by reason of the making of any Alterations. If any Alterations are made without the prior written consent of Landlord. Landlord shall have the right to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All Alterations to the Premises or the building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof at the end of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant and except that Tenant shall be required to remove all Alterations in the Premises or the Building which Landlord designates in writing for removal. Movable furniture, furnishings and equipment shall be deemed to exclude any item which would normally be removed from the Premises with the assistance of tools or machinery other than a dolly. All damage and injury to the Premises or the Building caused by such removal shall be repaired by landlord, at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or earlier termination of this Lease, the same shall became the property of the Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove at Tenant's expense such property and any Alteration which Landlord designates in writing for removal.

       9.5 Tenant shall, at Tenant's sole cost and expense, install and complete the initial Tenant improvements as set forth on the Addendum attached hereto. Tenant understands and agrees that the foregoing is a material inducement for Landlord to enter into this Lease, and that the failure of Tenant to undertake such improvements at the commencement of this Lease, and to proceed diligently and in good faith to completion, shall be a material breach.

                                   ARTICLE X

                              SIGNS AND FURNISHINGS


      10.1 Tenants exterior signage, and any replacements thereto, shall be in compliance with all applicable laws, regulations, statutes, and ordinances, and shall be subject to Landlord's approval as to size, type, location, and content.

      10.2 Except as provided in Section 10.1 above, no sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior of the Building or the interior of the Premises visible from outside the Premises, and then only in such place, number, size, color and style as are approved in writing by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality building and, upon written notice from the Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building.

      10.3 Landlord shall have the right to prescribe the weight and position of heavy equipment and fixtures (not including personal computers and ordinary office furniture), which, if approved by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises shall be repaired (by Landlord or a contractor selected by Landlord) at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture equipment or other material there delivered or deposited.

                                   ARTICLE XI

                               TENANT'S EQUIPMENT

      11.1 Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 220 volt power without first obtaining the prior written consent of Landlord who may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not use, store, or install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be withheld in Landlord' sole and absolute discretion. Machines and equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

      11.2 At the option of the Landlord, Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity. If Landlord's survey determines that Tenant's electricity consumption is excessive, Landlord may install, at Tenant's sole cost and expense, submeters to ascertain Tenant's actual electricity consumption, and Tenant will thereafter pay as additional rent for Tenant's actual consumption of electricity at the then current price per kilowatt hour charged Landlord by the utility. In such event, Tenant's proportionate share of Operating Charges shall not include electricity charges for areas of the Building rented to other tenants.

                                   ARTICLE XII

                             INSPECTION BY LANDLORD

      12.1 Upon reasonable advance notice, which may be verbal, except in the case of emergency, Tenant shall permit Landlord, its agents, mortgagees, and representatives, any federal, state, county or municipal officer or representative and prospective purchasers of interests in the Building or Landlord, to enter the Premises, without charge therefor and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations and/or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises. During the course of any alteration or repair by Landlord in the Premises, Landlord may store within the Premises all necessary materials, tools, supplies and equipment. Nothing in this Section shall be construed as imposing any obligation on Landlord to make any alterations or repairs.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) to be due to any activity or equipment of Tenant in or about the Premises or the Building such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount and any such amount shall be considered additional rent due hereunder.

      13.2 Throughout the Lease Term, Tenant shall obtain and maintain insurance from a company or companies licensed to do business in the Commonwealth of Virginia and approved by Landlord which policy or policies shall include: (i) a comprehensive general liability policy, including insurance against assumed or contractual liability under this lease with respect to the leased premises and the operations of Tenant and any subtenants of Tenant in, on or about the leased premises in which the limits with respect to personal liability and property damage shall be not less than Two Million Dollars ($2,000,000) per occurrence; (ii) all risk property insurance, including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a replacement cost endorsement insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant's customers located on or in the leased premises;
(iii) workers' compensation coverage as required by law; (iv) products liability coverage, and (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builder's risk insurance, in amounts satisfactory to Landlord. The minimum limits of coverage as set forth in this paragraph may from time to time, at Landlord's option, be increased by not more than ten percent (10%) per annum, on a cumulative basis, with such increase to occur not more often than once during each lease year during the term hereof. The deductibles under any of such insurance policies to be carried by Tenant shall not exceed Five Thousand and 00/100 Dollars ($5,000.00). Said insurance shall name Landlord, Landlord's sublessor, if any, and the holder of any Mortgage (as hereinafter defined in Section 21.1) now or hereafter encumbering the Building or the land as additional insured thereunder, shall contain an endorsement that said insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any person prior to the occurrence of a loss. Such policy shall contain an endorsement prohibiting cancellation or reduction of coverage (a) as to the interests of Landlord or any Mortgagees by reason of any act or omission of Tenant, and (b) without first giving Landlord fifteen
(15) days' prior written notice of such proposed action.

      13.3 A copy of each paid-up policy, appropriately authenticated by the insurer, evidencing such insurance and containing the provisions specified herein [or a certificate of the insurer certifying that such policy has been issued], shall be delivered to Landlord prior to the Lease Commencement Date and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant by this Lease.

      13.4 Tenants's insurance policy shall include a waiver by the insurer of all rights of subrogation against the Landlord, its directors, partners, officers, employees, or representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its directors, partners, officers, employees, or representatives.

      13.5 Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance, unless it is proven that Landlord is jointly liable.

      13.6 In the event Tenant fails to procure, maintain, and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as additional rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.

      13.7 The insurance carrier shall be satisfactory to Landlord and licensed in the state in which the premises are located. The insurance carrier shall at all times during the term of this lease have a policyholder's rating of not less than "A" in the most current edition of Best's Insurance Reports.

      13.8 Landlord shall ask its insurance carrier for a waiver of subrogation in favor of Tenant. If Landlord's insurance carrier will do so, at no cost or de minimis cost (as reasonably determined by Landlord) to Landlord, then Landlord's insurance policy shall contain a waiver by the insurer of all rights of subrogation against Tenant. If, however, Landlord's insurance carrier shall decline to provide such waiver, then Landlord shall not be required to obtain such waiver of subrogation.

                                   ARTICLE XIV

                             SERVICES AND UTILITIES

      14.1 So long as Tenant is not in Default, Landlord will furnish or cause to be furnished on a continuous basis electricity for normal business usage. Tenant's use of electricity in the Premises may not at any time exceed the capacity of the electrical conductors and equipment serving the Premises. Landlord reserves the right to install, at the Tenant's sole cost, check meters, which will be utilized to determine the amount Tenant will reimburse Landlord for Tenant's excess usage. Without Landlord's prior written consent, Tenant may not: (i) connect heating or air-conditioning equipment; special lighting in excess of building standard specifications or any other item of electrical equipment that consumes more than permitted by, the building standard specifications or (ii) make any alteration or addition to the electric system of the Premises. If Landlord grants such consent, Landlord will provide at the cost to Landlord plus Landlord's overhead charge of ten percent (10%) of the cost, which cost Tenant shall pay to Landlord on demand, additional risers or other required equipment. In addition, Landlord may increase the Base Rent by an amount reflecting the estimated additional capacity of such risers or other equipment. Notwithstanding, Landlord may require Tenant to install separate meters, at Tenant's sole cost, and to pay utilities directly to the utility company.

      14.2 So long as Tenant is not in Default, Landlord will furnish or cause to be furnished to the Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m. (but, not on Sunday, legal holidays or days Landlord designates for holiday observance) heat or air-conditioning (depending upon the season) at reasonable temperatures as determined by Landlord to provide reasonably comfortable occupancy of the Premises under Normal Business Conditions (defined below) (excepting any areas that develop excessive heat from machines, lights, sun, overcrowding or other sources). "Normal Business Conditions" (herein so called) for maintaining reasonably comfortable temperatures are:

         (a) One person per 250 square feet average occupancy per floor:

         (b) Two and One Half (2 1/2) watts per square foot for Tenant lighting and power use average per floor; and

         (c) Light-colored blinds, fully drawn and slats at a 45 degree angle coincident with peak sun lead or equivalent solar barrier.

       If Tenant delivers a written request to Landlord before 12:00 p.m. on the day prior to the date for which such usage is requested, Landlord will furnish services at times not specified above in exchange for Tenant's payment therefor at the hourly rate Landlord establishes from time to time.

      14.3 So long as Tenant is not in Default, Landlord will furnish or cause to be furnished to the Common Areas water from the Fairfax County mains for drinking, lavatory (including warm water at reasonable temperatures as determined by Landlord) and toilet purposes. Tenant will not install any equipment that uses water without Landlord's prior written consent. Tenant will not waste or permit the waste of water. Landlord reserves the right to install a water meter for the Premises, and thereafter Tenant shall pay for water based upon its usage. Tenant shall pay Landlord the cost of the water meter upon demand.


      14.4 So long as Tenant is not in Default, Landlord will furnish or cause to be furnished to the Premises janitorial services in accordance with the building standard janitorial specifications established by Landlord from time to time. Current specifications are attached hereto. Tenant shall pay Landlord for services above building standard at the charge established by Landlord.

      14.5 It is understood and agreed that Landlord and Tenant have entered into this Lease on the express understanding and agreement that Landlord shall not have any liability to Tenant whatsoever as a result of utility failure, or Landlord's failure or inability to furnish any of the services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. Any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

                                   ARTICLE XV

                              LIABILITY OF LANDLORD

      15.1 Landlord and its employees, partners, and agents shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees, customers, clients, family members, assignees, subtenants or guests, or to any other person or entity for, and Tenant shall hold Landlord harmless from and against any damage (including indirect and consequential damage), injury, loss, obligation, liability, compensation, or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (except as otherwise provided in this Section), including but not limited to the following: repairs to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or entity) of heating, cooling, electrical, sewerage, or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Building or of any other person or entity; and any leakage in any part or portion of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any goods, property or personal effects stored or placed by Tenant, its employees or agents in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any packages or articles delivered to the Building for Tenant, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by the willful misconduct of Landlord or its employees to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant.

      15.2 Tenant shall indemnify and hold Landlord, its agents, employees, or partners, harmless from and against all costs, penalties, damages, claims, causes of action, obligations, liabilities and expenses (including attorney's fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any act or omission by Tenant or Tenant's employees, agents, assignees, subtenants, contractors, clients, guests, family members, licensees, customers or invitees (iii) any breach or default in the performance or observance of Tenant's covenants or obligations under this Lease, including without limitation any failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) any entry by Tenant, its employees, agents or contractors upon the land prior to the Lease Commencement Date. Tenant shall not be required to so indemnify Landlord from any such damage or claim resulting from the gross negligence or wilful misconduct of Landlord.

      15.3 In the event that at any time any landlord hereunder shall sell or transfer the Building, said landlord shall not be liable to Tenant for any obligations or liabilities based on, arising out of or resulting from events or conditions occurring on or after the date of such sale or transfer.

      15.4 In the event that at any time during the Lease Term, Tenant shall have a claim against Landlord, Tenant shall not have the right to set off or deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, subject to Section 15.5 below.

      15.5 Tenant agrees that in the event Tenant or any of Tenant's employees, agents, subtenants, assignees, contractors, clients, guests, family members, licensees, customers or invitees is awarded a money judgment against Landlord, its agents or partners, the sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building (including insurance proceeds therefrom); in no event shall any other assets of Landlord, or of any partner of Landlord or of any person or entity be held to have any personal liability for satisfaction of any claims or judgments against Landlord and/or any partner of Landlord in such partner's capacity as a partner of Landlord.

                                   ARTICLE XVI

                              RULES AND REGULATIONS

      16.1 Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests, assignees and subtenants shall at all times abide by and observe the rules and regulations as may be promulgated by Landlord. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests, assignees and subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant or its employees, agents, assignees, subtenants, invitees, licensees, customers, clients, family members or guests.

                                  ARTICLE XVII

                              DAMAGE OR DESTRUCTION

      17.1 If the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, that if in Landlord's judgment the repairs and restoration cannot be completed within ninety (90) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), Landlord shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage by giving written notice of termination of Tenant within forty-five (45) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall be apportioned and paid to the date of termination. If this Lease is not terminated as a result of such damage, and provided that such damage was not caused by the act or omission of Tenant, or any of its employees, agents, licensees, invitees, assignees, subtenants, customers, clients, family members or guests, then until the repair and restoration of the Premises is substantially complete, Tenant shall be required to pay the Annual Base Rent and additional rent only for those portions of the Premises that Tenant is able to use while repairs are being made. Except as otherwise specified in Section 17.2, Landlord shall bear the costs and expenses of repairing and restoring the Premises and the Building; provided, however, that if such damage or destruction was caused by the act or omission of Tenant, or any of its employees, agents, licensees, invitees, assignees, subtenants, customers, clients, family members or guests, then Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction. Notwithstanding anything above to the contrary, Landlord shall have the right to terminate this Lease in the event (a) Landlord's insurance is insufficient to pay the full cost of such repair and restoration, (b) any Mortgagee fails or refuses to make any such insurance proceeds available for such repair and restoration, or (c) zoning or other applicable laws or regulations do not permit such repair or restoration. In addition, if more than 30% of the Premises is damaged or destroyed by fire or other casualty, not resulting from any act or omission of Tenant or Tenant's agents, and Tenant will be deprived of such use for more than six (6) months, Tenant may terminate this Lease upon thirty (30) days advance notice.

      17.2 Notwithstanding anything above the contrary, if Landlord repairs and restores the Premises as provided in Section 17.1, Landlord shall not be required to repair, restore or replace any decorations, alterations or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant.

It shall be Tenant's sole responsibility to repair and restore all such items.

      17.3 Notwithstanding anything to the contrary contained herein, if there is damage to or destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building, excluding the land, then, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant.

                                  ARTICLE XVIII

                                  CONDEMNATION

      18.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or if the use or occupancy of less than a substantial part of the Premises, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall continue in full force and effect except that as of the date title vests in the governmental or quasi-governmental authority Tenant shall not be required to pay the Annual Base Rent and additional rent with respect to the portion of the Premises taken or condemned. For purposes of this Section 18.1, a substantial part of the Premises shall be considered to have been taken if more than one-third (1/3) of the rentable area of the Premises is rendered unusable as a result of such condemnation.

      18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Lease Term, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

      18.3 Notwithstanding anything to the contrary contained herein, if twenty-five percent (25%) or more of the land or of the Building (excluding the Land) is taken, condemned, or sold under threat of such a taking, Landlord shall have the right, in Landlord's sole discretion, to terminate this Lease as of the date title vests in the governmental or quasi-governmental authority.

                                   ARTICLE XIX

                                     DEFAULT

      19.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

           (a) If Tenant shall fail to pay any payment of the Annual Base Rent or additional rent when due, or shall fail to make due any other payment required by this Lease, and such failure shall continue for a period of five (5) days;

           (b) If Tenant shall violate or fail to perform any other term, condition, covenant, or agreement to be performed or observed by Tenant under this Lease, and such failure shall continue for a period of ten (10) days; provided, however, that if the violation cannot reasonably be cured within ten
(10) days, Tenant will not be in default if Tenant immediately commences to cure, and thereafter continues diligently and in good faith until such cure is completed, further provided that the cure period may not exceed sixty (60) days;

           (c) If Tenant shall vacate, abandon, or fail to continuously occupy the Premises;

           (d) An Event of Bankruptcy as specified in Article XX with respect to Tenant any guarantor of Tenant's obligations under this Lease (a "Guarantor") or any general partner of Tenant (a "General Partner"); or

           (e) A dissolution or liquidation of Tenant.

      19.2 If there shall be any default by Tenant under this Lease, including without limitation any default by Tenant prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises and the provisions of this Article XIX shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. If there shall be any default by Tenant under this Lease, then whether or not this Lease and/or Tenant's right of possession is terminated by reason of Tenant's default, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such relating. If there shall be any default by Tenant under this Lease, then whether or not this Lease is terminated by reason of Tenant's default, Tenant nevertheless shall remain liable for any Annual Base Rent, additional rent or damages which may be due or sustained prior to such default, all costs, fees and expenses including, but not limited to, attorney's fees, brokerage fees, expenses incurred in placing the Premises in first-class rentable condition, and other costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to other from time to time (all such Annual Base Rent, additional rent, damages, costs, fees and expenses are hereinafter referred to as "Termination Damages") and additional damages (hereinafter referred to as "Liquidated Damages"), which, at the election of Landlord, shall be either:

           (a) an amount equal to the Annual Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of the rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits or actions may be brought to collect any such Liquidated Damages for any month(s), and such separate suits or action shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month(s) by similar proceedings, or Landlord may defer any suits or actions until after the expiration of the Lease Term; or

           (b) an amount equal to the present value (as of the date of Tenant's default) of all Annual Base Rent and additional rent which would have become due during the remainder of the Lease Term, which Liquidated Damages shall be payable to Landlord in one lump sum on demand. For purposes of this Section 19.2(b), "present value" shall be computed by discounting at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Building.

The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     19.3. All rights and remedies of Landlord set forth in this Lease are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord pursuant to this Lease or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of the Annual Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered in acceptance of a surrender of this Lease.

     19.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered as a cure of such default by

Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at a rate (the "Default Rate") equal to the greater of eighteen percent (18%) per annum or the rate per annum which is five (5) whole percentage points higher than the prime rate announced from time to time by The Riggs National Bank of Washington, D.C. from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder, provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. If The Riggs National Bank of Washington, D.C. ceases to announce a prime rate or announces more than one prime rate, then for purposes of determining the Default Rate, Landlord shall have the right to designate a substitute rate which Landlord deems comparable.

      19.6 If Tenant fails to make any payment of the Annual Base Rent, additional rent or any other sum on or before the date such payment is due and payable (without regard to any grace period specified in Section 19.1), Tenant shall pay to landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder.


                                   ARTICLE XX

                                   BANKRUPTCY

      20.1 The following shall be Events of Bankruptcy under this Lease:

           (a) Tenant's, a Guarantor's or a General Partner's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

           (b) The appointment of a receiver or custodian for any or all of Tenant's, a Guarantor's or a General Partner's property or assets, or the institution of a foreclosure action upon any of Tenant's, a Guarantor's or a General Partner's real or personal property;

           (c) The filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws;

           (d) The filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor, or

           (e) Tenant's, a Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

      20.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XIX; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Article XIX so long as (i) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (ii) Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") is in compliance with the provisions of Sections 20.2(b) below.

           (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 20.2(a) shall be subject, to the extent required by the Bankruptcy Code, to any rights of Trustee to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults,
(iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee of Tenant, and (iv) complies with all other requirements of the Bankruptcy Code. Tenant agrees in advance that this Lease may be terminated by Landlord in accordance with Section 20.2(a) if the foregoing criteria for assumption or assignment are not met, or if, after such assumption or assignment, Tenant, Trustee or such assignee defaults under this Lease.

                                   ARTICLE XXI

               SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES

      21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of any and all mortgages, deeds of trust, ground leases or other security instruments (collectively, "Mortgages") which may now or hereafter encumber the Building or the Land, to all funds and all indebtedness intended to be secured by such Mortgages, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required consents or approvals of the holders of superior Mortgages) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof. Landlord shall use its reasonable best efforts to obtain non-disturbance protection from any future holder of any Mortgage on the Building, provided that (i) there is no representation or assurance that non-disturbance protection will be obtained, (ii) Landlord shall not be required to spend any money or incur any obligation or liability in order to obtain such non-disturbance, and (iii) Landlord shall not be required to forego any loan or agreement with a lender or prospective lender due to the failure to provide non-disturbance.

      21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. If the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure, and this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchase, Tenant shall attorn to such purchase and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provision of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or in the event of any such sale. Tenant agrees that upon such attornment, such purchaser shall not be (a) bound by any payment of the Annual Base Rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease but only to the extent such prepayments have been delivered to such purchaser, (b) bound by any amendment of this Lease made without the consent of any lender providing construction or permanent financing for the Building, (c) liable for damages for any act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquired title to the Land, the Building or Landlord's interest therein. Within five (5) days after request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

      21.3 Tenant understands that the Landlord herein is the lessee under an underlying lease of the Building of which the leased premises and any improvements thereon demised herein form a part and that this Lease is subject and subordinate to such underlying lease and any extensions or modifications thereof. Tenant covenants and agrees that if, by reason of any default upon the part of the Landlord herein as lessee under such underlying lease, the underlying lease is terminated by summary proceedings, voluntary agreement or as otherwise permitted or required by law, the Tenant herein will attorn to and recognize the lessor under such underlying lease as Tenant's landlord under this Lease. Tenant further agrees to execute and deliver at any time, upon request of the lessor under the underlying lease or of any person, firm or corporation which shall succeed to the interest of such lessor, an instrument to evidence such attornment. In the event Landlord sells, conveys or otherwise transfers its interest in the Building or any portion thereof containing the leased premises, or conveys its interest in Landlord's sublease, or if Landlord's interest is acquired by Sublessor, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner or sublessor whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this lease or the leased premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create an interest in this Lease or the leased premises.

      21.4 Tenant shall, without charge, at any time and from time to time, within thirty (30) days after request therefor by Landlord, Mortgagee, or any purchaser of the Building, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications; (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant (or, if not, specifying the same); (v) that any Alterations required by the Lease to have been made by Landlord, if any, have been made to the satisfaction of Tenant (or, if not, specifying the same); (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date;
(viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease, (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other reasonable certifications requested by Landlord.

                                  ARTICLE XXII

                                  HOLDING OVER

      22.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, both because Landlord will require an extensive period to locate a replacement tenant and because Landlord will plan its entire leasing and renovation program for the Building in reliance on the expiration dates of this Lease and other leases. Tenant also acknowledges that if Tenant fails to surrender the premises at the expiration or earlier termination of the Lease Term, it will be conclusively presumed that the value to Tenant of remaining in possession of the Premises, and the loss that will be suffered by Landlord as a result thereof, far exceed the amount of the Annual Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant shall not immediately surrender the Premises on the date of the expiration or earlier termination of the Lease Term, the rent payable by Tenant hereunder shall be increased to equal the greater of (a) fair market rent for the Premises, or (b) one hundred and fifty percent (150%) of the Annual Base Rent, additional rent, and other sums that would have been payable pursuant to the terms of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord on a monthly basis and shall be payable by Tenant on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated by Tenant. Landlord's acceptance of such rent from Tenant shall not in any manner impair or adversely affect Landlord's other rights and remedies hereunder, including, but not limited to, (i) Landlord's right to evict Tenant from the Premises, and (ii) Landlord's right to recover damages pursuant to this Lease and such other damages as are available to Landlord at law or in equity.

                                  ARTICLE XXIII

                              COVENANTS OF LANDLORD

      23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord, subject, however, to the provisions of this Lease, including but not limited to Rules and Regulations and the provisions of Section 23.2 hereof.

      23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building; (ii) to erect, use and maintain pipes and conduits in to and through the Premises; (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building whether or not consistent with Tenant's permitted use of the Premises; (iv) the exclusive right to use and/or lease the roof areas, and the sidewalks and other exterior areas; (v) the right to resubdivide the land or to combine the land with other lands; and (vi) the right to relocate any parking areas designated for Tenant's use, if any. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.



      23.3 Tenant acknowledges and agrees that all rights of Tenant to use and occupy the Premises and all rights, terms and conditions of this Lease are in all respects subject to all applicable zoning and land use restrictions, to all covenants, conditions, and restrictions of record, and to any master lease or prior lease pertaining to the Building. In the event that this Lease is terminated due to the termination of Landlord's lease for the Building, unless due to any act or omission of Tenant or Tenant's agents, Landlord will indemnify and hold Tenant harmless from any costs, damages, or losses directly arising therefrom, such as moving costs (but excluding consequential damages). Landlord's liability for additional rent, if any, shall not exceed 10% of the monthly Base Rent and proportionate share of Operating Charges then due under this Lease, per month, and shall not extend beyond the remainder of the Lease Term.

                                  ARTICLE XXIV

                                SECURITY DEPOSIT

      24.1 Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the Security deposit (as defined in Section 1.1 (g)). The Security Deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain the Security Deposit in a separate account. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security. Except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. Within approximately thirty
(30) days after the later of the expiration of the Lease Term or Tenant's vacating the Premises, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any default by Tenant hereunder. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (a) the payment of any Annual Base Rent or additional rent or any other sum as to which Tenant is in default, (b) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Article VIII hereof, or (c) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. The Security will not be a limitation on Landlord's damages or other rights and remedies available under the Lease, or at law or equity, nor shall the Security be a payment of liquidated damages. If any portion of the Security Deposit is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a default under this Lease.

      24.2 If Tenant is in default under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, Tenant shall, upon demand, deposit with Landlord an additional security deposit equal to an amount equal to the greater of:

        a. two (2) times the original Security Deposit, or
        b. two (2) months' Minimum Rent, which shall be paid by Tenant to Landlord forthwith on demand.

      24.3 If Landlord transfers the Security Deposit to any purchaser or transferee of Landlord's interest in the Building, Tenant shall look only to such purchaser or transferee for the return of the Security Deposit, and Landlord shall be released from all liability to Tenant for the return of the Security Deposit.

                                   ARTICLE XXV

                TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

      25.1 As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials", or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

      25.2 Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises, the Building or the land by Tenant or its agents or sublessees without the prior written consent of Landlord. Landlord shall be entitled to take into account such factors or facts as Landlord may in its sole and exclusive discretion determine to be relevant in determining whether to grant, condition or withhold consent to Tenant's proposed activity with respect to Hazardous Material and Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (economic or other) arising from a breach of this prohibition by Tenant, its agents or sublessees. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in, on or under the Premises, the Building or the land. If Landlord consents to the generation, production, use, storage, treatment or disposal of Hazardous Materials in or about the Premises by Tenant, its agents or sublessees, then, in addition to any other requirements or conditions that Landlord may impose in connection with such consent, (1) Tenant promptly shall deliver to Landlord copies of all permits, approvals, filings, and reports reflecting the legal and proper generation, production, use, storage, treatment or disposal of all Hazardous Materials generated, used, stored, treated or removed from the Premises, the Building and the land and, upon Landlord's request, copies of all hazardous waste manifests relating thereto, and (2) upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its agents, affiliates, sublessees, or assigns to be removed from the Premises, the Building and the land and transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances and Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of the same.

      25.3 In the event that Hazardous Materials are discovered upon, in, or under the Premises, and the applicable governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials, whether or not related to the use or occupancy of the Premises by Tenant or its agents, affiliates, customers, employees, business associates or assigns. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building or the land, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises, the Building or the land without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereof. Tenant shall immediately notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the land or any portion thereof, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building or the land relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous materials; and (iv) any reports made to any environmental agency arising out of or in connection with any hazardous Materials in, on or removed from the Premises, the Building or the land, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the land or Tenant's use thereof.

      25.4 The respective rights and obligations of Landlord and Tenant under this Article 25 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XXVI

                               GENERAL PROVISIONS

      26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises shall accept the Premises and the Building "AS IS,", and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession (except for latent defects and punch-list items reported to Landlord within thirty (30) days of tender of possession).

      26.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

      26.3 Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder, in carrying on the negotiations relating to this Lease, other than The Donohoe Companies and Jefferson/LBG, LLC ("Broker"). Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt, other than the Broker(s).

      26.4 If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitation, any instrument or certificate required under Article 21 hereof) within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant. Any such certificate, instrument, or statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any Mortgagee or prospective Mortgagee of the Building or the land or of Landlord's interest therein, any prospective assignee any of such Mortgagee or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such certificates, instruments, or statements by Tenant, and that Tenant's failure or refusal to do so may result in substantial damages to Landlord resulting from, for example, delays suffered by Landlord in obtaining financing or refinancing secured by the Building. Tenant shall be liable for all such damages suffered by Landlord.

      26.5 Tenant hereby waives trial by jury in any action, proceeding, claim or counterclaim brought by either party in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. Landlord and Tenant each hereby waives any objection to the venue of any action filed by either party in any court situated in Fairfax County, Virginia, and each party further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by any party in a court situated in Fairfax County to any other court.

      26.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested postage prepaid, to the following address (i) if to Landlord: Spectra-4, L.L.P., 11491 Sunset Hills Road, Reston, Virginia 22090, with copy to Rees, Broome & Diaz, P.C., 8133 Leesburg Pike, Ninth Floor, Vienna, Virginia 22182, Attention:
Joel M. Birken, Esquire; (ii) if to Tenant, at the Tenant Address for notices (as defined in Section 1.1 (h)). Either party may change its address for the giving of notices by notice given in accordance with this Section. Notwithstanding the foregoing, no notice shall be deemed void or insufficient if
(i) the party for whom such notice is intended admits to its receipt or (ii) receipt of such notice is otherwise proven.

      26.7 Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

      26.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the content may require such substitution.

      26.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their representatives, successors and assigns, subject to the provision hereof restricting assignment or subletting by Tenant.

     26.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     26.11 This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.


     26.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     26.13 The submission of an unsigned copy of this document to tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     26.14 Time is of the essence with respect to each of Tenant's obligations under this Lease.

     26.15 This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     26.16 This Lease shall not be recorded except that upon the request of Landlord, Tenant agrees to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded at Landlord's expense in the land records of the Commonwealth of Virginia.

     26.17 Landlord reserves the right, without the consent of Tenant, to make reasonable changes and modifications to the plans and specifications for the Building, provided that such changes or modifications do not change the character of the Building.

     26.18 In the event of dispute, the rentable area in the Building and in the Premises shall be determined by Landlord's architect, whose determination shall be final.

     26.19 Except as otherwise provided in this Lease, any additional rent or other sum owner due Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which tenant is liable, shall be paid by Tenant to Landlord not later than the later of (a) ten (10) days after the date Landlord notified Tenant of the amount of such additional rent, sum, cost, expense, damage or liability, or (b) the first day of the first calendar month following the date Landlord so notifies Tenant; provided, however, that if Landlord so notifies Tenant prior to the commencement or after the expiration or earlier termination of the Lease Term, such additional rent, sum, expense, damage or liability shall be paid by Tenant to Landlord not later than ten (10) days after Landlord so notifies Tenant.

     26.20 Any liability of Tenant to Landlord existing hereunder at the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     26.21 In the event Landlord is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control (whether similar or dissimilar), then the time for performance of the affected obligation(s) by Landlord shall be excused for the period of the delay and extended for a period equivalent to the period of such delay, interruption or prevention.

       IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals upon this Lease on the day and year first above written.

                                             LANDLORD:

                                             SPECTRA-4, L.L.P.

                                             By: /s/ PHILIP S. HUNTER [SEAL]
                                                ----------------------


                                             TENANT:

                                             NETSTART, INC.

                                              By: /s/ ROBERT McGOVERN  [SEAL]
                                                 ---------------------

                           TENANT IMPROVEMENT ADDENDUM


       Tenant shall take Premises in its as-is condition. Tenant further agrees to perform Tenant Improvements in the Premises in the amount of $64,000.00 during the period from September 27, 1996 to September 27, 1997. This work shall include, by way of example only and not limitation, construction, carpeting, painting, and permanent wiring, and shall exclude by way of example only and not limitation, telephone systems, move related costs, stationery, etc. and shall be confirmed by paid invoices from contractors. In the event Tenant fails to perform Tenant Improvement as outlined herein, the base rent shall then increase September 1, 1997 to $118,781.00 and this shall be the amount subject to adjustment pursuant to Section 4.2.

       Tenant, at Tenant's sole cost and expense, may install signage on the exterior of the Building, subject to Landlord, county and governmental approval. The size of said signage shall be commensurate with a tenant occupying 1/3 of the Building.

                                 OPTION TO RENEW


       Tenant shall have at the end of the Lease Term, two (2) three (3)-year renewal options, if during the Lease Term there have been no events of default by providing the Landlord with six (6) month prior written notice. The "Annual Base Rent" for these renewal terms shall be mutually agreed upon. In the event Landlord and Tenant cannot mutually agree upon an "Annual Base Rent" for these renewal terms, the 3 Broker Method will be utilized.

                                OPTION TO EXPAND


       Tenant may periodically request from Landlord a listing of available space within the Building.

                            FIRST AMENDMENT TO LEASE

       THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into this 30th day of December, 1996, by and between SPECTRA-4, L.L.P., a Virginia limited liability partnership ("Landlord") and NETSTART, INC., a Delaware corporation authorized to conduct business in the Commonwealth of Virginia ("Tenant").

       WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement, dated as of September 11, 1996 (hereinafter referred to as the "Lease") for the rental of a certain premises known as Suite 210, at 11495 Sunset Hills Road, Reston, Virginia, as further defined in the Lease, which definition is incorporated herein (the "Initial Premises"); and

       WHEREAS, Tenant wishes to add additional space to the Premises, and the Landlord and Tenant wish to memorialize certain agreements between them with respect to the Lease;

       NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. Additional Space: Effective as of February 1, 1997 (the "First Amendment Commencement Date"), the space identified on Exhibit A attached hereto, containing approximately 2,913 rentable square feet (the "First Amendment Space") shall be added to the Premises. Effective as of the First Amendment Commencement Date, Section 1.1(f) of the Lease is hereby amended to provide that the term "Premises" means the Initial Premises and the First Amendment Space.

     2. Modification of Base Rent: Effective as of the First Amendment Commencement Date, Section 1.1(a) of the Lease is amended to read as follows:

              (a) The "Annual Base Rent" shall mean One Hundred and Fifty Four Thousand Nine Hundred and Ninety Four and 50/100 Dollars ($154,994.50), which amount is subject to adjustment pursuant to Section
       4.2 below.

     3. Modification of Proportionate Share: Effective as of the First Amendment Commencement Date, Section 1.1(j) of the Lease is amended to read as follows:

              (j) "Proportionate Share" shall mean 29.3% (being 12,013 square feet divided by 41,000 square feet).

     4. Acceptance of First Amendment Space: Landlord shall tender the First Amendment Space broom-clean, with all trash and debris removed. Other than the foregoing, Landlord has no obligation or undertaking of any kind whatsoever to perform any alterations, construction, improvements, or decorations of any kind whatsoever in the First Amendment Space. Tenant acknowledges that Tenant is currently in possession of the Initial Premises, that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the First Amendment Space shall accept such First Amendment Space "AS IS,", and such taking of possession shall be conclusive evidence that the First Amendment Space is in good and satisfactory condition at the time of such taking of possession.

     5. Correction of Typographical Error: In the last sentence of Section 5.2(a) of the Lease, the phrase "calendar year 19957" is corrected to read "calendar year 1997".

     6. No Further Modification of Lease: The modifications to the Lease set forth herein are the only modifications agreed to by and between Landlord and Tenant. Except as expressly set forth herein, the Lease is unmodified, remains in full force and effect, and continues as a binding and enforceable agreement between the parties hereto.

     7.       Miscellaneous Provisions:

       (a) No Waiver of Breach: The waiver or forbearance by Landlord of a breach of any provision of the Lease, as amended by this First Amendment, shall not operate or be construed as a waiver of any subsequent breach.

       (b) Incorporation of Recitations: The recitations set forth on the first page of this First Amendment are incorporated into this First Amendment and made a part hereof, as if fully set forth herein.

       (c) Governing Law: This First Amendment shall be construed and administered in accordance with the laws of the United States of America and the Commonwealth of Virginia.

       (d) Severability: In the event that any one or more of the provisions of this First Amendment shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this First Amendment shall be unimpaired, and shall continue in full force and effect.

       (e) Singular and plural, genders: The singular shall be substituted for the plural, and any gender or the neuter for any other gender, as appropriate.

       (f) Construction: This First Amendment shall be interpreted in accordance with its plain meaning, and the rule that ambiguities shall be construed against the drafter of the document shall not apply in connection with the construction or interpretation hereof.

       (g) Counterparts: This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       (h) No Binding Effect Until Execution and Delivery. The submission of this First Amendment to Tenant is not an offer. This instrument is not effective as a Lease, or modification or extension of the Lease, or otherwise unless and until executed by and distributed to both Landlord and Tenant.

       (i) Entire Agreement: This First Amendment contains the entire understanding of the parties with respect to the extension or modification of the Lease. The Lease and this First Amendment contains the complete agreement of the parties. All prior promises, understandings, or agreements relating thereto are merged herein. The Lease and this First Amendment may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

       IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above written.

WITNESS:                                       LANDLORD:

                                               SPECTRA-4, L.L.P.



/s/ VIRGINIA L. BACA                           By: /s/ PHILIP S. HUNTER   (SEAL)
---------------------                             ------------------------
                                               Printed Name: Philip S. Hunter
                                                            --------------------
                                               Title: Managing Partner
                                                     ---------------------------


WITNESS:                                       TENANT:

                                               NETSTART, INC.



                                               By: /s/ ROBERT McGOVERN    (SEAL)
---------------------                             ------------------------
                                               Printed Name: Robert McGovern
                                                            --------------------
                                               Title: President & CEO
                                                     ---------------------------

                           SECOND AMENDMENT TO LEASE

       THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into this 14th day of March, 1997, by and between SPECTRA-4, L.L.P., a Virginia limited liability partnership ("Landlord") and NETSTART, INC., a Delaware corporation authorized to conduct business in the Commonwealth of Virginia ("Tenant").

       WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement, dated as of September 11, 1996, as amended by the First Amendment to Lease, dated as of December 30, 1996 (hereinafter collectively referred to as the "Lease") for the rental of a certain premises known as Suite 210, at 11495 Sunset Hills Road, Reston, Virginia, as further defined in the Lease, which definition is incorporated herein (the "Initial Premises") and the additional space identified in the First Amendment (the "First Amendment Space"); and

       WHEREAS, Tenant wishes to add additional space to the Premises, and the Landlord and Tenant wish to memorialize certain agreements between them with respect to the Lease;

       NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. Additional Space: Effective as of March 15, 1997 (the "Second Amendment Commencement Date"), the space identified as Suite 201 on Exhibit A attached hereto, containing approximately 2,447 rentable square feet (the "Second Amendment Space") shall be added to the Premises. Effective as of the Second Amendment Commencement Date, Section 1.1(f) of the Lease is hereby amended to provide that the term "Premises" means the Initial Premises, the First Amendment Space, and the Second Amendment Space.

     2. Modification of Base Rent: Effective as of the Second Amendment Commencement Date, Section 1.1(a) of the Lease is amended to read as follows:

              (a) The "Annual Base Rent" shall mean One Hundred and Eighty Nine Thousand Eight Hundred and Sixty Four and 25/100 Dollars ($189,864.25), which amount is subject to adjustment pursuant to Section
       4.2 below.

     3. First Month Rent: On or before the Second Amendment Commencement Date, Tenant shall pay Landlord the sum of $1,452.91, being the base rent for the Second Amendment Space from March 15, 1997 to March 31, 1997. On or before April 1, 1997, and on or before the first day of each month thereafter, Tenant shall then pay the monthly installment of Annual Base Rent, as set forth in Paragraph 2 above.

     4. Modification of Proportionate Share: Effective as of the First Amendment Commencement Date, Section 1.1(j) of the Lease is amended to read as follows:

              (j) "Proportionate Share" shall mean 35.3% (being 14,460 square feet divided by 41,000 square feet).

     5. Acceptance of Second Amendment Space: Landlord shall tender the Second Amendment Space broom-clean, with all trash and debris removed. Other than the foregoing, Landlord has no obligation or undertaking of any kind whatsoever to perform any alterations, construction, improvements, or decorations of any kind whatsoever in the Second Amendment Space. Tenant acknowledges that Tenant is currently in possession of the Initial Premises and the First Amendment Space, that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Second Amendment Space shall accept such Second Amendment Space "AS IS,", and such taking of possession shall be conclusive evidence that the Second Amendment Space is in good and satisfactory condition at the time of such taking of possession.

     6.       Security Deposit:

       (a) Upon execution of this Second Amendment, Tenant shall deposit with the Landlord the sum of Two Thousand Nine Hundred and Five and 81/100 Dollars ($2,905.81), as an additional security deposit.

       (b) Upon receipt of the additional deposit, Section 1.1(g) shall be amended to read as follows:

              (g) The "Security Deposit" shall mean Twelve Thousand Four Hundred and Twenty Three and 59/100 Dollars ($12,423.59)

     7. No Further Modification of Lease: The modifications to the Lease set forth herein are the only modifications agreed to by and between Landlord and Tenant. Except as expressly set forth herein, the Lease is unmodified, remains in full force and effect, and continues as a binding and enforceable agreement between the parties hereto.

     8.       Miscellaneous Provisions:

       (a) No Waiver of Breach: The waiver or forbearance by Landlord of a breach of any provision of the Lease, as amended by this Second Amendment, shall not operate or be construed as a waiver of any subsequent breach.

       (b) Incorporation of Recitations: The recitations set forth on the first page of this Second Amendment are incorporated into this Second Amendment and made a part hereof, as if fully set forth herein.

       (c) Governing Law: This Second Amendment shall be construed and administered in accordance with the laws of the United States of America and the Commonwealth of Virginia.

       (d) Severability: In the event that any one or more of the provisions of this Second Amendment shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Second Amendment shall be unimpaired, and shall continue in full force and effect.

       (e) Singular and plural, genders: The singular shall be substituted for the plural, and any gender or the neuter for any other gender, as appropriate.

       (f) Construction: This Second Amendment shall be interpreted in accordance with its plain meaning, and the rule that ambiguities shall be construed against the drafter of the document shall not apply in connection with the construction or interpretation hereof.

       (g) Counterparts: This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       (h) No Binding Effect Until Execution and Delivery. The submission of this Second Amendment to Tenant is not an offer. This instrument is not effective as a Lease, or modification or extension of the Lease, or otherwise unless and until executed by and distributed to both Landlord and Tenant.

       (i) Entire Agreement: This Second Amendment contains the entire understanding of the parties with respect to the extension or modification of the Lease. The Lease (as modified by the First Amendment and the Second Amendment) contains the complete agreement of the parties. All prior promises, understandings, or agreements relating thereto are merged herein. The Lease, as modified by the First Amendment and the Second Amendment, may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

       IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above written.

WITNESS:                                       LANDLORD:

                                               SPECTRA-4, L.L.P.



                                               By:                        (SEAL)
---------------------                             ------------------------
                                               Printed Name:
                                                            --------------------
                                               Title:
                                                     ---------------------------


WITNESS:                                       TENANT:

                                               NETSTART, INC.



/s/ RICHARD WATHEN                             By: /s/ ROBERT McGOVERN    (SEAL)
---------------------                             ------------------------
                                               Printed Name: Robert McGovern
                                                            --------------------
                                               Title: President & CEO
                                                     ---------------------------

                            THIRD AMENDMENT TO LEASE

        THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is made and entered into this 7th day of August, 1997, by and between SPECTRA-4, L.L.P., a Virginia limited liability partnership ("Landlord") and NETSTART, INC., a Delaware corporation authorized to conduct business in the Commonwealth of Virginia ("Tenant").

        WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement, dated as of September 11, 1996, as amended by the First Amendment to Lease, dated as of December 30, 1996, and the Second Amendment to Lease, dated as of March 14, 1997, (hereinafter collectively known as the "Lease") for the rental of certain premises known as Suite 210, at 11495 Sunset Hills Road, Reston, Virginia, as further defined in the Lease. which definition is incorporated herein (the "Initial Premises") and the additional space identified in the First Amendment (the "First Amendment Space") and the additional space identified in the Second Amendment ("Second Amendment Space"); and

        WHEREAS, Tenant wishes to add additional space to the Premises, and the Landlord and Tenant wish to memorialize certain agreements between them with respect to the Lease;

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Additional Space: Effective as of August 10, 1997 (the "Third Amendment Commencement Date"), the space identified as Suite 125 on Exhibit A attached hereto, containing approximately 2,422 rentable square feet (the "Third Amendment Space") shall be added to the Premises. Effective as of the Third Amendment Commencement Date, Section 1.1(f) of the Lease is hereby amended to provide that the term "Premises" means the Initial Premises, the First Amendment Space, the Second Amendment Space, and the Third Amendment Space.

2. Modification of Base Rental: Effective as of the Third Amendment Commencement Date, Section 1.1(a) of the Lease is amended to read as follows:

        (a) The "Annual Base Rent" shall mean Two Hundred Eleven Thousand Six Hundred Sixty-Two and 25/100 Dollars ($211,662.25), which amount is subject to adjustment pursuant to Section 4.2 below.

3.      First Month's Rent: On or before the Third Amendment
Commencement Date, Tenant shall pay Landlord the sum of One Thousand Two Hundred Eleven and 00/100 Dollars ($1,211.00), being the base rent for the Third Amendment Space from August 10, 1997 to August 30, 1997. On or before September 1, 1997, and on or before the first day of each month thereafter, Tenant shall then pay the monthly installment of Annual Base Rent, as set forth in Paragraph 2 above.

4. Modification of Proportionate Share: Effective as of the Third Amendment Commencement Date, Section 1.1(j) of the Lease is amended to read as follows:

        (j) "Proportionate Share" shall mean 41.2% (being 16,882 square feet divided by 41,000 square feet).

5.      Acceptance of Third Amendment Space: Landlord shall tender the
Third Amendment Space broom-clean, with all trash and debris removed. Other than the foregoing, Landlord has no obligation or undertaking of any kind whatsoever to perform any alterations, construction, improvements, or decorations of any kind whatsoever in the Third Amendment Space. Tenant acknowledges that Tenant is currently in possession of the Initial Premises, the First Amendment Space and the Second Amendment Space, that neither Landlord nor any broker, agent, or employee of Landlord has made any representations or promises with respect to the Premises or the Building, and no rights, privileges, easements, or licenses are being acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Third Amendment Space shall accept such Third Amendment Space "AS-IS," and such taking of possession shall be conclusive evidence that the Third Amendment Space is in good and satisfactory condition at the time of such taking of possession.

6.      Security Deposit:

        (a) Upon execution of this Third Amendment, Tenant shall deposit with the Landlord the sum of One Thousand Eight Hundred Sixteen and 50/00 Dollars ($1,816.50), as an additional security deposit.

        (b) Upon receipt of the additional deposit, Section 1.1(g) shall be amended to read as follows:

        (g) The "Security Deposit" shall mean Fourteen Thousand Two Hundred Forty and 09/100 Dollars ($14,240.09).

7. Expiration Date for Third Amendment Space: The Lease with respect to the Third Amendment Space shall expire on July 31, 1999 (if not terminated previously), at which time the Lease shall continue with respect to the remainder of the Premises without regard to this Third Amendment.

8. No Further Modification of Lease: The modifications to the Lease set forth herein are the only modifications agreed to by and between Landlord and Tenant. Except as expressly set forth herein, the Lease is unmodified, remains in full force and effect, and continues as a binding and enforceable agreement between the parties hereto.

9. Broker: Tenant recognizes The Staubach Company as Broker involved with and representing Tenant in the First, Second, and Third Amendments to Lease. Tenant represents that it has not dealt with any other broker with respect to the First, Second, or Third Amendments.

10.     Miscellaneous Provisions:

        (a) No Waiver of Breach: The waiver or forbearance by Landlord of a breach of any provision of the Lease, as amended by this Third Amendment, shall not operate or be construed as a waiver of any subsequent breach.

        (b) Incorporation of Recitations: The recitations set forth on the first page of this Third Amendment are incorporated into this Third Amendment and made a part hereof, as if fully set forth herein.

        (c) Governing Law: This Third Amendment shall be construed and administered in accordance with the laws of the United States of America and the Commonwealth of Virginia.

        (d) Severability: In the event that any one or more of the provisions of this Third Amendment shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Third Amendment shall be unimpaired, and shall continue in full force and effect.

        (e) Singular and Plural, Genders: The singular shall be substituted for the plural, and any gender or the neuter for any other gender, as appropriate.

        (f) Construction: This Third Amendment shall be interpreted in accordance with its plain meaning, and the rule that ambiguities shall be construed against the drafter of the document shall not apply in connection with the construction or interpretation hereof.

        (g) Counterparts: This Third Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (h) No Binding Effect Until Execution and Delivery: The submission of this Third Amendment to Tenant is not an offer. This instrument is not effective as a Lease, or modification or extension of the Lease, or otherwise unless and until executed by and distributed to both Landlord and Tenant.

        (i) Entire Agreement: This Third Amendment contains the entire understanding of the parties with respect to the extension or modification of the Lease. The Lease (as modified by the First Amendment, The Second Amendment, and the Third Amendment) contains the complete agreement of the parties. All prior promises, understandings, or agreements relating thereto are merged herein. The Lease, as modified by the First Amendment, the Second Amendment, and the Third Amendment, may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

        IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above written.

WITNESS:                                LANDLORD:

                                        SPECTRA-4, L.L.P.


                                        BY:     /s/ PHILIP S. HUNTER    (SEAL)
---------------------------------          -----------------------------

                                        PRINTED NAME:   PHILIP S. HUNTER
                                                     -------------------------

                                        TITLE:      MANAGING PARTNER
                                              --------------------------------


WITNESS:                                TENANT:

                                        NETSTART, INC.

/s/ LISA REAGAN                         BY:  /s/ RICHARD WATHEN         (SEAL)
---------------------------------          -----------------------------

                                        PRINTED NAME:  RICHARD WATHEN
                                                     -------------------------

                                        TITLE:    CONTROLLER
                                              --------------------------------